Exhibit 99.1

Aegerion Expands Global Commercial Team

Company Adds Mark A. Rothera as Global President

CAMBRIDGE, Mass., Dec. 7, 2011 (GLOBE NEWSWIRE) — Aegerion Pharmaceuticals, Inc. (Nasdaq:AEGR), an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders, announced the appointment of Mark A. Rothera as Global President.

Mr. Rothera was most recently Vice President and General Manager of commercial operations for Europe, Middle East & Africa at Shire Human Genetic Therapies, the division of Shire established following the acquisition of TransKaryotic Therapeutics (TKT) in July 2005. In this role, he built commercial infrastructure to bring Shire’s orphan drugs to patients in 40 countries and lead the EMEA management team comprising all key regional functions and country/regional operational managers. During his six years with Shire HGT, he successfully launched three new orphan drug products and significantly grew the organization’s global revenues.

Prior to Shire Human Genetic Therapies, Mr. Rothera held key commercial positions with early stage, growth companies including ADL Healthcare Ltd., Chiron Biopharmaceuticals Europe Ltd, PathoGenesis Europe and Amylin Pharmaceuticals Europe. In 1998, he began his involvement with rare diseases by launching a product for Cystic Fibrosis.

“Mark’s knowledge of the international orphan drug markets and his experience leading commercial operations globally will contribute to a successful commercial launch of lomitapide,” said Chief Executive Officer Marc D. Beer. “He has played a pivotal role building several biotech companies into commercial organizations, and has an acknowledged record of successful orphan drug product launches, revenue growth and profitability. We look forward to his leadership within Aegerion and welcome him to the management team.”

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals, Inc. (Nasdaq:AEGR) is an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders. The Company’s lead product, lomitapide, is in Phase III clinical development. Lomitapide is initially being developed to treat patients with a rare genetic lipid disorder called homozygous familial hypercholesterolemia, or HoFH. The Company also plans to initiate a clinical program for lomitapide to treat patients with a severe genetic form of hypertriglyceridemia called familial chylomicronemia (FC).

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s plans and expectations with respect to the ongoing development and potential for commercialization of the Company’s product candidates. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses; our potential need for additional capital to fund operations and develop our product candidates; uncertainties associated with the clinical development and associated regulatory filings of our product candidates, including the risk that our regulatory filings may not be accepted by the applicable regulatory authorities or that such acceptance may be delayed, the risk that our product candidates may not be approved for any indication, or if approved, the risk that the finally approved definition of the targeted patient populations for our product candidates may be narrower than we expect; risks associated with undesirable side effects experienced by some patients in clinical trials for our product candidates; risks associated with our lack of sales and marketing experience; the highly competitive industry in which we operate; risks associated with our intellectual property rights and the extent to which such intellectual property rights protect our product candidates; the risk that third parties may allege that we infringe their intellectual property rights or that we have failed to comply with the provisions of our in-license agreements; risks associated with our reliance on third parties, in particular clinical research organizations and contract manufacturers; risks associated with our ability to recruit, hire and retain qualified personnel; risks associated with our reliance on certain key personnel; and risks associated with volatility in our stock price as a newly public company. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosure contained in the Company’s public filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q under the heading “Risk Factors” and available on the SEC’s website at http://www.sec.gov.

CONTACT:	Aegerion Pharmaceuticals, Inc. Corporate Mark Fitzpatrick, CFO +1 (617) 500-6235 LaVoie Group, Inc. Investors & Media Amanda Murphy +1 (978) 745-4200 x107 amurphy@lavoiegroup.com